Exhibit 99.1
APPLIED MATERIALS ANNOUNCES FIRST QUARTER 2015 RESULTS

•	Q1 net sales of $2.36 billion up 8% year over year led by growth in Applied Global Services and Display

•	Q1 non-GAAP adjusted operating income of $447 million up 18% year over year; GAAP operating income of $458 million up 39% year over year

•	Q1 non-GAAP adjusted EPS of $0.27 up 17% year over year; GAAP EPS of $0.28 up 33% year over year

SANTA CLARA, Calif., Feb. 11, 2015 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in precision materials engineering solutions for the semiconductor, display and solar industries, today reported results for its first quarter ended January 25, 2015.
First quarter orders were $2.27 billion, up 1 percent sequentially and down 1 percent year over year. Net sales were $2.36 billion, up 4 percent sequentially and up 8 percent year over year.
On a non-GAAP adjusted basis, the company reported gross margin of 42.3 percent, operating income of $447 million, and net income of $338 million or $0.27 per diluted share. The company recorded GAAP gross margin of 40.7 percent, operating income of $458 million, and net income of $348 million or $0.28 per diluted share.

“Major technology inflections in semiconductor and display are creating new growth opportunities for Applied’s precision materials engineering products and services,” said Gary Dickerson, president and chief executive officer. “With focus and execution, we are gaining momentum toward our long-term strategic goals, and this progress will be accelerated by our planned merger with Tokyo Electron.”

Quarterly Results Summary

				Change
GAAP Results	Q1 FY2015	Q4 FY2014	Q1 FY2014	Q1 FY2015 vs. Q4 FY2014	Q1 FY2015 vs. Q1 FY2014
Net sales	$2.36 billion	$2.26 billion	$2.19 billion	4%	8%
Gross profit	$959 million	$959 million	$891 million	flat	8%
Operating income	$458 million	$412 million	$330 million	11%	39%
Net income	$348 million	$256 million	$253 million	36%	38%
Diluted earnings per share (EPS)	$0.28	$0.21	$0.21	33%	33%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross profit	$1.00 billion	$1.00 billion	$930 million	flat	7%
Non-GAAP adjusted operating income	$447 million	$442 million	$380 million	1%	18%
Non-GAAP adjusted net income	$338 million	$338 million	$279 million	flat	21%
Non-GAAP adjusted diluted EPS	$0.27	$0.27	$0.23	flat	17%

Applied Materials, Inc.

Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain items related to acquisitions or the announced business combination; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of strategic investments or facilities; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
First Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.43 billion, up 7 percent, with increases in DRAM and NAND, and decreases in foundry and logic/other. Net sales increased by 1 percent to $1.45 billion. Non-GAAP adjusted operating income decreased by 1 percent to $350 million or 24.2 percent of net sales. GAAP operating income increased by 1 percent to $307 million or 21.2 percent of net sales. New order composition was: foundry 34 percent; DRAM 34 percent; flash 18 percent and logic/other 14 percent.
Applied Global Services (AGS) orders of $690 million were the second highest in group history and declined 8 percent from the record set in the previous quarter due to decreases in semiconductor services and 200mm equipment orders. Net sales of $583 million declined 2 percent. Non-GAAP adjusted operating income increased by 5 percent to $154 million or 26.4 percent of net sales. GAAP operating income increased by 5 percent to $153 million or 26.2 percent of net sales.
Display orders of $107 million were down 18 percent reflecting a decrease in TV equipment orders. Net sales increased by 45 percent to $275 million. Non-GAAP adjusted operating income increased by 40 percent to $73 million or 26.5 percent of net sales. GAAP operating income increased by 38 percent to $72 million or 26.2 percent of net sales.
Energy and Environmental Solutions (EES) orders increased by 14 percent to $50 million, and net sales increased by 15 percent to $55 million. EES reported a non-GAAP adjusted operating loss of $3 million and a GAAP operating loss of $4 million.

Applied's backlog declined by 5 percent to $2.78 billion and included negative adjustments of $53 million, primarily consisting of currency adjustments. Backlog composition by segment was: SSG 49 percent; AGS 30 percent; Display 15 percent; and EES 6 percent.

Business Outlook
For the second quarter of fiscal 2015, Applied expects net sales to be in the range of flat to up a couple of percentage points from the previous quarter. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.26 to $0.30.
This outlook excludes known charges related to completed acquisitions of $0.03 per share. The outlook does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Applied Materials, Inc.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s performance, strategies, industry outlooks, and business outlook for the second quarter of fiscal 2015. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; the timing and nature of technology transitions; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products and expand its markets, (ii) achieve the objectives of operational and strategic initiatives, (iii) obtain and protect intellectual property rights in key technologies, (iv) attract, motivate and retain key employees, (v) successfully complete the announced business combination and realize expected benefits and synergies, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Forms 10-K and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in precision materials engineering solutions for the semiconductor, flat panel display and solar photovoltaic industries. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended
(In millions, except per share amounts)	January 25, 2015	October 26, 2014	January 26, 2014
Net sales	$2,359	$2,264	$2,190
Cost of products sold	1,400	1,305	1,299
Gross profit	959	959	891
Operating expenses:
Research, development and engineering	351	360	356
Marketing and selling	111	99	109
General and administrative	39	88	96
Total operating expenses	501	547	561
Income from operations	458	412	330
Interest expense	23	23	25
Interest and other income, net	2	9	10
Income before income taxes	437	398	315
Provision for income taxes	89	142	62
Net income	$348	$256	$253
Earnings per share:
Basic and diluted	$0.28	$0.21	$0.21
Weighted average number of shares:
Basic	1,224	1,220	1,206
Diluted	1,240	1,236	1,225

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	January 25, 2015	October 26, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,929	$3,002
Short-term investments	158	160
Accounts receivable, net	1,580	1,670
Inventories	1,641	1,567
Other current assets	625	568
Total current assets	6,933	6,967
Long-term investments	930	935
Property, plant and equipment, net	864	861
Goodwill	3,304	3,304
Purchased technology and other intangible assets, net	905	951
Deferred income taxes and other assets	137	156
Total assets	$13,073	$13,174
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,737	$1,883
Customer deposits and deferred revenue	784	940
Total current liabilities	2,521	2,823
Long-term debt	1,947	1,947
Other liabilities	533	536
Total liabilities	5,001	5,306
Total stockholders’ equity	8,072	7,868
Total liabilities and stockholders’ equity	$13,073	$13,174

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended
	January 25, 2015	October 26, 2014	January 26, 2014
Cash flows from operating activities:
Net income	$348	$256	$253
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	92	94	94
Unrealized loss (gain) on derivative associated with announced business combination	(78)	12	(24)
Share-based compensation	48	45	46
Excess tax benefits from share-based compensation	(39)	(4)	(18)
Other	36	1	9
Net change in operating assets and liabilities	(347)	3	12
Cash provided by operating activities	60	407	372
Cash flows from investing activities:
Capital expenditures	(49)	(63)	(48)
Cash paid for acquisition, net of cash acquired	—	(12)	—
Proceeds from sale of facility	—	25	—
Proceeds from sales and maturities of investments	140	176	364
Purchases of investments	(141)	(179)	(163)
Cash provided by (used in) investing activities	(50)	(53)	153
Cash flows from financing activities:
Proceeds from common stock issuances and others, net	—	40	10
Excess tax benefits from share-based compensation	39	4	18
Payments of dividends to stockholders	(122)	(122)	(120)
Cash used in financing activities	(83)	(78)	(92)
Increase (decrease) in cash and cash equivalents	(73)	276	433
Cash and cash equivalents — beginning of period	3,002	2,726	1,711
Cash and cash equivalents — end of period	$2,929	$3,002	$2,144
Supplemental cash flow information:
Cash payments for income taxes	$89	$87	$26
Cash refunds from income taxes	$3	$78	$9
Cash payments for interest	$39	$7	$39

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q1 FY2015			Q4 FY2014			Q1 FY2014
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,426	$1,446	$307	$1,334	$1,434	$305	$1,569	$1,484	$314
AGS	690	583	153	747	592	146	597	507	125
Display	107	275	72	130	190	52	79	159	26
EES	50	55	(4)	44	48	(3)	40	40	(11)
Corporate	—	—	(70)	—	—	(88)	—	—	(124)
Consolidated	$2,273	$2,359	$458	$2,255	$2,264	$412	$2,285	$2,190	$330

Corporate Unallocated Expenses

(In millions)	Q1 FY2015	Q4 FY2014	Q1 FY2014
Share-based compensation	48	45	46
Certain items associated with announced business combination	20	23	11
Gain on derivative associated with announced business combination, net	(78)	(39)	(24)
Restructuring charges and asset impairments	—	(2)	7
Gain on sale of facility	—	(4)	—
Other unallocated expenses	80	65	84
Total corporate	$70	$88	$124

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q1 FY2015		Q4 FY2014		Q1 FY2014
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	411	529	596	633	403	280
% of Total	18%	22%	26%	28%	18%	13%
Europe	148	143	198	178	119	164
% of Total	6%	6%	9%	8%	5%	7%
Japan	242	231	287	209	163	164
% of Total	11%	10%	13%	9%	7%	8%
Korea	546	464	251	187	240	201
% of Total	24%	20%	11%	8%	11%	9%
Taiwan	545	519	599	618	984	705
% of Total	24%	22%	27%	27%	43%	32%
Southeast Asia	85	85	113	136	50	87
% of Total	4%	4%	5%	6%	2%	4%
China	296	388	211	303	326	589
% of Total	13%	16%	9%	14%	14%	27%

Employees (In thousands)
Regular Full Time	14.1		14.0		13.6

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages)	January 25, 2015	October 26, 2014	January 26, 2014
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$959	$959	$891
Certain items associated with acquisitions[1]	40	42	39
Non-GAAP adjusted gross profit	$999	$1,001	$930
Non-GAAP adjusted gross margin (% of net sales)	42.3%	44.2%	42.5%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$458	$412	$330
Certain items associated with acquisitions[1]	46	48	45
Acquisition integration costs	1	4	11
Gain on derivative associated with announced business combination, net	(78)	(39)	(24)
Certain items associated with announced business combination[2]	20	23	11
Restructuring charges and asset impairments[3]	—	(2)	7
Gain on sale of facility	—	(4)	—
Non-GAAP adjusted operating income	$447	$442	$380
Non-GAAP adjusted operating margin (% of net sales)	18.9%	19.5%	17.4%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$348	$256	$253
Certain items associated with acquisitions[1]	46	48	45
Acquisition integration costs	1	4	11
Gain on derivative associated with announced business combination, net	(78)	(39)	(24)
Certain items associated with announced business combination[2]	20	23	11
Restructuring charges and asset impairments[3]	—	(2)	7
Gain on sale of facility	—	(4)	—
Impairment (gain on sale) of strategic investments, net	1	(5)	(5)
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items	(17)	50	(15)
Income tax effect of non-GAAP adjustments	17	7	(4)
Non-GAAP adjusted net income	$338	$338	$279

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	These items are incremental charges related to the announced business combination agreement with Tokyo Electron Limited, consisting of acquisition-related and integration planning costs.

3
Results for the three months ended October 26, 2014 and January 26, 2014 included a $2 million favorable adjustment of restructuring reserve and $7 million of employee-related costs, respectively, related to the restructuring program announced on October 3, 2012.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions except per share amounts)	January 25, 2015	October 26, 2014	January 26, 2014
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.28	$0.21	$0.21
Certain items associated with acquisitions	0.03	0.04	0.03
Acquisition integration costs	—	—	0.01
Certain items associated with announced business combination	0.01	0.01	—
Gain on derivative associated with announced business combination, net	(0.04)	(0.02)	(0.01)
Reinstatement of federal R&D tax credit, resolution of prior years’ income tax filings and other tax items	(0.01)	0.03	(0.01)
Non-GAAP adjusted earnings per diluted share	$0.27	$0.27	$0.23
Weighted average number of diluted shares	1,240	1,236	1,225

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended
(In millions, except percentages)	January 25, 2015	October 26, 2014	January 26, 2014
SSG Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$307	$305	$314
Certain items associated with acquisitions[1]	43	46	42
Acquisition integration costs	—	1	1
Non-GAAP adjusted operating income	$350	$352	$357
Non-GAAP adjusted operating margin (% of net sales)	24.2%	24.5%	24.1%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$153	$146	$125
Certain items associated with acquisitions[1]	1	—	1
Non-GAAP adjusted operating income	$154	$146	$126
Non-GAAP adjusted operating margin (% of net sales)	26.4%	24.7%	24.9%
Display Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$72	$52	$26
Certain items associated with acquisitions[1]	1	—	1
Non-GAAP adjusted operating income	$73	$52	$27
Non-GAAP adjusted operating margin (% of net sales)	26.5%	27.4%	17.0%
EES Non-GAAP Adjusted Operating Loss
Reported operating loss - GAAP basis	$(4)	$(3)	$(11)
Certain items associated with acquisitions[1]	1	2	1
Non-GAAP adjusted operating loss	$(3)	$(1)	$(10)
Non-GAAP adjusted operating margin (% of net sales)	(5.5)%	(2.1)%	(25.0)%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	January 25, 2015	October 26, 2014

Operating expenses - GAAP basis	$501	$547
Gain on derivative associated with announced business combination, net	78	39
Restructuring charges and asset impairments	—	2
Certain items associated with acquisitions	(6)	(6)
Acquisition integration costs	(1)	(4)
Certain items associated with announced business combination	(20)	(23)
Gain on sale of facility	—	4
Non-GAAP adjusted operating expenses	$552	$559

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	January 25, 2015

Provision for income taxes - GAAP basis (a)	$89
Reinstatement of federal R&D tax credit, resolutions of prior years’ income tax filings and other tax items	17
Income tax effect of non-GAAP adjustments	(17)
Non-GAAP adjusted provision for income taxes (b)	$89

Income before income taxes - GAAP basis (c)	$437
Certain items associated with acquisitions	46
Acquisition integration costs	1
Gain on derivative associated with announced business combination	(78)
Certain items associated with announced business combination	20
Impairment of strategic investments	1
Non-GAAP adjusted income before income taxes (d)	$427

Effective income tax rate - GAAP basis (a/c)	20.4%

Non-GAAP adjusted effective income tax rate (b/d)	20.8%